UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2024, Mr. James H. Black, Senior Vice President and President, Secure Services, of The GEO Group, Inc. (“GEO” or the “Company”) informed the Company that he will be retiring from his executive officer role effective December 31, 2024 (the “Effective Date”). Following his retirement, Mr. Black will serve as a consultant to GEO under the terms of a Consultant Agreement, effective January 1, 2025 (the “Consultant Agreement”), entered into between GEO and Mr. Black on December 3, 2024, the terms of which are summarized below. Mr. Black joined GEO in June of 1998 and during his tenure worked in all three regions within Secure Services and led Secure Services as its President for the past three and a half years. GEO thanks Mr. Black for his years of dedicated service and looks forward to his continued contributions to GEO.

On December 2, 2024, Mr. Paul Laird was promoted to the role of Senior Vice President and President, Secure Services, effective as of January 1, 2025. Mr. Laird will work closely with Mr. Black in his consulting role to ensure a smooth transition. Mr. Laird originally joined GEO as a Director of Operations in the Eastern Region in August of 2015 and subsequently served as Regional Vice President for the Western Region and most recently as Regional Vice President for the Eastern Region.

On December 3, 2024, GEO and Mr. Black entered into the Confidential Separation and General Release Agreement (the “Separation Agreement”). Pursuant to the Agreement, Mr. Black will be entitled to: (i) receive $46,415 per month for consulting services to be rendered pursuant to the terms of the Consultant Agreement through December 31, 2026; (ii) receive his 2024 annual performance award which will be paid in 2025 at the same time and under the same terms as other executives; (iii) receive COBRA coverage for him and his covered dependents for a period of 18 months at GEO’s cost; and (iv) to become vested in stock options and restricted stock that are unvested as of the Effective Date, except for any unvested equity award subject to performance-based vesting that will only vest when and to the extent the Compensation Committee certifies that the performance goals are met. The Separation Agreement also contains customary provisions related to confidentiality and non-disparagement.

Under the terms of the Consultant Agreement, which will continue through December 31, 2026 (the “Consulting Period”), unless extended by mutual agreement, Mr. Black will provide to GEO the consulting services outlined in the Consultant Agreement related to business development and contract administrative assistance, for a consulting fee of $46,415 per month. The Consultant Agreement also contains customary provisions related to confidentiality and conflicts of interest.

The Separation Agreement and Consultant Agreement will be filed as exhibits to the Form 10-K for the year ending December 31, 2024.

Following the Effective Date, Mr. Black will be entitled to receive his retirement benefit under the terms of the Senior Officer Retirement Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

December 3, 2024	By:	/s/ Mark J. Suchinski
Date		Mark J. Suchinski
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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